Exhibit 99.2
September 30, 2009 Quarterly Results November 5, 2009

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward- looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward- looking statements and risk factors that may affect them is set forth at the end of this presentation. The Company assumes no obligation to update any forward-looking statement in this presentation, except as required by law. Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements

Phil Heasley, Chief Executive Officer Ron Totaro, Chief Operating Officer Scott Behrens, Chief Financial Officer Q&A: Phil Heasley, Ron Totaro and Scott Behrens

Phil Heasley, Chief Executive Officer

Market Commentary Mega-bank Trends Banks used to regard each unit and country as disparate entities Now we are seeing banks moving towards global deals in software infrastructure to improve efficiencies The good news is that deals under discussion are larger and more comprehensive projects The bad news is that these type of deals take longer to close Still seeing lots of interest in payments system investments Speed hampered by rigid approval processes Banks paying cash closer to final contractual date Seeing usual YE sales volatility Band of possible sales outcomes for 2009 Our preference is to maintain moderate growth with good operating margins, not growth for its own sake Product alliances

Ron Totaro, Chief Operating Officer Quarterly Business Review

Q3 2009 Business Performance Revenues mostly flat when adjusting for impact of tail end of deals related to Faster Payments in Q3 2008 EMEA ILF business was significantly lower than last year's quarter Consistent monthly recurring revenue Expenses strongly improved, YTD-09 ~$33 million less than YTD-08 Restructuring HR savings at approximately $5.2 million reduction over prior-year quarter Prior year also had significant IT outsourcing and service contractor/HR costs which did not recur in 2009 largely due to Faster Payments/Middle East switch Good discretionary expense management throughout the business IBM System z fraud system sale at a major European bank, several significant System z deals with all product engines in current pipeline in both North and South America Fraud is seeing more individual pipeline opportunities right now than wholesale

Q3 2009 Sales Results Q3 2009 Sales Highlights: Significant add-on activity as relationship management deals continue to do well in this environment: Both Americas and EMEA saw major sales in Retail system add-ons Term extension activity in developed markets: Key Americas term extensions: JPMC, Target, Redeban, Transbank Key EMEA extensions included Visa Europe, ABN, The Co-Op Bank (UK) Q3 2009 sales down 10% relative to prior-year quarter Decline in new account/ new application sales globally as customers are slow to commit capital to new vendor relationship in current economy Wholesale payments business contraction led by $7 million in term extensions in Q3-2008 which did not recur in Q3-09; however, we booked $1.1 million higher add- on sales in the current quarter compared to prior-year quarter Application sales impacted by fewer terms and, therefore, fewer add-ons vs prior- year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter year quarter

Q3 2009 Channel Sales Results

Sales (net of Term Extensions)

Sales Net of Term Extensions			
Channel	Qtr. Ended Sep. 09	Qtr. Ended Sep. 08	% Growth or Decline
Americas	48,749	28,755	70%
EMEA	21,550	39,124	-45%
Asia-Pacific	4,034	5,779	-30%
Total Sales (Net of Term Ext.)	74,333	73,657	1%

Term Extension Sales

Term Extension Sales			
Channel	Qtr. Ended Sep. 09	Qtr. Ended Sep. 08	% Growth or Decline
Americas	16,760	18,078	-7%
EMEA	1,782	13,812	-87%
Asia-Pacific	3,485	1,046	233%
Term Extension Sales	22,028	32,936	-33%

Total Sales

Total Sales			
Channel	Qtr. Ended Sep. 09	Qtr. Ended Sep. 08	% Growth or Decline
Americas	65,509	46,833	40%
EMEA	23,332	52,936	-56%
Asia-Pacific	7,519	6,825	10%
Total Sales	96,360	106,594	-10%

Q3 2009 v Q3 2008 Channel Performance:

Total top 5 customers accounted for 45% of sales dollars in the quarter compared to 35% in Q2-09 and 12% in Q3-08 due to size of renewals in current quarter

- Americas:
  - Top 5 customers accounted for $41.4 million of sales in Q3- 09 vs. $16.0 million of sales in Q3- 08.
  - JPMC renewal led Americas sales, also aided by range of US retail customers and Latin banks
- EMEA:
  - Top 5 customers accounted for $12.8 million of sales in Q3- 09 vs. $22.6 million of sales in Q3- 08.
  - Sales figure driven by credit card agencies, processors, UK banks.
- Asia-Pacific:
  - Top 5 customers accounted for $5.5 million of sales in Q3- 09 vs. $4.1 million of sales in Q3- 08.
  - Renewals and add-ons across region

9

ACI

Historic Sales By Quarter 2008-2009 Historic Sales By Quarter 2008-2009

Channel Summary Americas Monthly recurring revenue reduction of $1.4 million or 4% compared to prior-year due to higher deferred MLF revenue releases in prior-year quarter Monthly recurring revenue rise of $1.0 million or 3% compared to June quarter Continued to protect revenue base with renewals across the Latin America region (Redeban Multicolor SA, Transbank, Red Link SA ) US significant term renewal revenue events: JPMC renewal, Target (XPNET) Two new On-Demand customers (large national fast food retailer, credit union) EMEA Two large ESP service deals closed at major credit card vendor and Cooperative Bank A new risk management application secured at ABN Amro In Q3-08 we experienced large renewal bookings of $14 million versus $1.7m in Q3- 09, further reinforced last year by strong New Accounts and New Apps activity Services revenue increased $4.2m underpinned by revenue releases on major projects at a large European retailer, Wincor, First Data and Saudi Hollandi Bank. Asia-Pacific Overall revenue grew ~4% year-over-year but was reduced by $0.6M or ~ 6% versus June quarter due to revenue booking for significant project go-live (BPI in Philippines) in Q2-09. Monthly recurring revenue increased by $0.4M or 7% compared to prior year, flat compared to Q2-09 Key deliveries noted in four ACI Global Banker/ACI Payments File Manager projects which comprised ~49% of Q3-09 service revenue Secured renewals in ASEAN, Korea, Pacific, new customer go-live events in Malaysia and Thailand

Q3 Product Development Summary Wholesale 6 ACI On Demand customers already live on ACI Enterprise Banker 7.5 (released in June) Reduced conversion time to bring new customer onto ACI Enterprise Banker from 9-12 months to 5 months Introduced Agile Payment Strategy ("APS") Excitement surrounding thought leadership at SIBOS Many customers discussing how they will implement APS with us Tightly integrating our products such as new combination between our testing tool "asset" and our financial crimes solution ACI Proactive Risk Manager

Agile Payments Solution Strategy Be the leading provider of a unified solution that initiates, manages, secures and operates payments to maximize the total economic impact for our customers. Identified 11 key products to comprise Agile Payments Solutions functionality required for a holistic solution. Deconstructing products into software services. Planning organic and inorganic events to build out services. Software services will create a single platform that breaks down the silos across customers, channels, networks, payment types, and technology vendors.

Product & Development Investments Improved Delivery BASE24-eps to extend global leadership in fast-growing markets Cut customer install time for ACI Enterprise Banker by 50% Organized a new function in the company completely focused on innovation to drive common architecture and new product concepts Diversifying product toolbox from retail into wholesale/fraud and back office opportunities Alliance with Bell ID for Smart Chip Manager Announced exclusive alliance to provide a global smart chip manager solution

Financial Review Scott Behrens, Chief Financial Officer

Key Takeaways from the Quarter Sales: Down 10% or $10.2 million versus prior-year third quarter or down 1% or $1.0 million compared to June quarter Revenue: Achieved $104.5 million in the current quarter versus $108.6 million in Q3-08 quarter, Q3-09 represented a $17.3 million improvement over Q2-09 performance Variance was mostly driven by the EMEA channel where we had the final Faster Payments/Middle East switch revenues in prior- year quarter Saw $2 million difference driven by currency fluctuations Consistent monthly recurring revenues representing 60% of total revenues

Takeaways from the Quarter (cont) Operating Expenses: Decreased $13.1 million (12%) versus prior-year quarter Other Income and Expense: ~ $0.4 million loss versus a gain of $0.4 million in Q3-08 Negative variance of $0.5 million in FX gain, Interest income/expense variance essentially offset one another OFCF: $(10.4) million in Q3-09 vs $(0.3) million in Q3-08 represents a $10.1 million decrease Impacted by timing of receipt of term renewal cash in Q4 rather than in Q3 Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales Annual OFCF number will be negatively impacted by the 8% reduction in anticipated sales

Backlog is Still a Significant Contributor to Current Period Revenue Revenue from sales reduced as absolute volume of renewals, particularly in Europe, was lower than in prior year quarter 'Go lives' from backlog continue to show consistent growth Revenue from backlog increased particularly when considering the currency fluctuations between the two periods currency fluctuations between the two periods currency fluctuations between the two periods currency fluctuations between the two periods currency fluctuations between the two periods currency fluctuations between the two periods

Guidance reiterates stronger operating margins At this point in time, anticipate full risk/opportunity adjustment is necessary Sales should come within the risk-adjusted range of $414-428 million GAAP Revenues are expected at approximately $406 million as sales perform to the risk-adjusted number Stronger operating income performance of $36.8- 38.5 million due to expense management management management management management management management

Appendix

Operating Free Cash Flow* ($ millions) Quarter Ended September 30, Quarter Ended September 30, 2009 2008 Net cash provided (used) by operating activities $(8.0) $ 3.2 Net after-tax payments associated with employee-related actions 0.3 0.4 Net after-tax payments associated with IBM IT Outsourcing Transition and Severance 0.3 0.6 Adjustments: Less capital expenditures (0.7) (2.6) Less alliance Technical enablement expenditures (2.3) (1.9) Operating Free Cash Flow $(10.4) $(0.3) *OFCF is defined as net cash provided (used) by operating activities, less cash payments for employee related actions and IBM IT Outsourcing transition and severance, less capital expenditures and plus or minus net proceeds from IBM. Tax effected at 35%

60-Month Backlog ($ millions) Quarter Ended Quarter Ended Quarter Ended September 30, 2009 June 30, 2009 September 30, 2008 Americas 827 $817 $744 EMEA 504 504 511 Asia/Pacific 156 155 159 Backlog 60-Month $1,487 $1,476 $1,414 ACI Deferred Revenue 132 $140 $131 ACI Other 1,355 $1,336 $1,283 Backlog 60-Month $1,487 $1,476 $1,414

Revenues by Channel ($ millions) Quarter Ended September 30, Quarter Ended September 30, 2009 2008 Revenues: United States $46.2 $39.8 Americas International 12.5 13.3 Americas $58.7 $53.1 EMEA 35.2 45.4 Asia/Pacific 10.6 10.1 Revenues $104.5 $108.6

Monthly Recurring Revenue ($ millions) Quarter Ended September 30, Quarter Ended September 30, 2009 2008 Monthly license fees $19.5 $21.3 Maintenance fees 35.0 34.0 Processing Services 8.4 8.1 Monthly Recurring Revenue $62.9 $63.4

Deferred Revenue & Expense ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended June 30, June 30, September 30, 2009 2009 September 30, 2008 2008 Short Term Deferred Revenue $103.4 $107.7 $107.3 $123.0 Long Term Deferred Revenue 28.7 32.4 23.3 23.2 Total Deferred Revenue $132.1 $140.1 $130.6 $146.2 Total Deferred Expense $13.0 $13.9 $10.7 $11.3

Non-Cash Compensation and Acquisition Intangibles Quarter ended September 30, 2009 Quarter ended September 30, 2009 Quarter ended September 30, 2008 Quarter ended September 30, 2008 EPS Impact* $ in Millions EPS Impact* $ in Millions Employee-Related $0.05 $1.6 $0.07 $2.3 IBM IT Outsourcing Severance Cost 0.00 0.0 0.01 0.3 IBM IT Outsourcing Transition Costs 0.00 0.0 0.08 2.8 Non-recurring items 0.05 $1.6 0.16 $5.4 Amortization of acquisition-related intangibles 0.03 1.0 0.03 1.0 Amortization of acquisition-related software 0.03 0.9 0.03 0.9 Non-cash equity-based compensation 0.04 1.3 0.05 1.7 Total: $0.14 $4.8 $0.26 $9.0 * Tax Effected at 35%

Other Income / Expense ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended September 30, 2009 June 30, 2009 September 30, 2008 June 30, 2008 Interest Income $0.1 $0.4 $0.6 $0.7 Interest Expense ($0.5) (0.5) ($1.1) (1.0) FX Gain / Loss $1.1 (4.3) $1.6 (0.7) Interest Rate Swap Loss ($0.7) (0.3) ($0.8) 2.9 Other ($0.4) 1.0 $0.1 0.1 Total Other Income (Expense) ($0.4) ($3.7) $0.4 $2.0

Sales by Channel and Product Division ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended September 30, 2009 June 30, 2009 March 31, 2009 December 31, 2008 September 30, 2008 Sales by Channel: Americas $65.5 $43.8 $38.9 $119.6 $46.8 EMEA 23.3 44.7 17.4 47.1 53.0 Asia Pacific 7.5 8.8 4.6 22.6 6.8 Total Sales $96.4 $97.3 $60.8 $189.3 $106.6 Sales by Product Division: Retail Products $73.1 $62.9 $36.3 $134.3 $70.0 Wholesale Payments 10.5 18.7 11.4 30.3 17.6 Risk Management 7.3 5.6 4.9 14.7 5.5 Application Services 5.5 10.1 8.2 10.0 13.5 Total Sales $96.4 $97.3 $60.8 $189.3 $106.6

Reclassification Recast The Company redefined its cost of software license fees in order to better conform to industry practice. The definition has been revised to be third-party software royalties as well as the amortization of purchased technology. Previously, cost of software license fees also included certain costs associated with maintaining software products that have already been developed and directing future product development efforts. These costs included human resource costs and other incidental costs related to product management, documentation, publications and education. These costs have now been reclassified to research and development and cost of maintenance and services. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures ACI is presenting operating free cash flow, which is defined as net cash provided (used) by operating activities, excluding after-tax cash payments for employee related actions and IBM IT Outsourcing transition and severance less capital expenditures and plus or minus net proceeds from IBM. Operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize operating free cash flow as a further indicator of operating performance and for planning investing activities. Operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided (used) by operating activities. Operating free cash flow may not be computed in a similar manner by other companies. A limitation of operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow. without regard to certain items, which do not directly affect our ongoing cash flow.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. ACI also includes backlog estimates which are all software license fees, maintenance fees and services specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates. Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions: Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. License and facilities management arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. Non-recurring license arrangements are assumed to renew as recurring revenue streams. Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar. Our pricing policies and practices are assumed to remain constant over the 60-month backlog period. Non-GAAP Financial Measures

Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including for reasons outside of management's control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer's industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period. Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue. Backlog may not be computed in a similar manner by other companies. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Non-GAAP Financial Measures

Forward Looking Statements This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as "believes," " will," "expects," "anticipates", "looks forward to," and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation include, but are not limited to, statements regarding: Expectations that banks will be moving towards global deals in software infrastructure to improve efficiencies and that this trend will lead to larger, more comprehensive projects; Belief that there is lots of interest in payments system investments; Expectations relating to year-end sales volatility; Belief that fraud offerings are seeing more pipeline opportunities than wholesale offerings; The company's Agile Payments Solution strategy, market perception of this strategy and the expectation that this will result in a greater number of customer implementations and enhanced financial results; The company's 12- and 60-month backlog estimates; and Expectations relating to 2009 financial guidance, including sales, GAAP revenues and GAAP operating income.

Forward Looking Statements Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statement. In addition, we disclaim any obligation to update any forward-looking statement after the date of this presentation. All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our Form 10-K filed on March 4, 2009, and our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The risks identified in our filings with the Securities and Exchange Commission include: The global financial crisis affecting the banking system and financial markets and the current global economic conditions which could reduce the demand for our products and services or otherwise adversely impact our cash flows, operating results and financial condition; Restrictions and other financial covenants contained in our current credit facility that limit our flexibility in operating our business; The volatility and disruption of the capital and credit markets and adverse changes in the global economy that may negatively impact our liquidity and our ability to access financing; The possibility that our restructuring and efficiency efforts as part of the implementation of our strategic plan may not achieve the expected efficiencies and cost savings which could affect our results of operations and financial condition;

Forward Looking Statements The recent restatements of our financial statements; The consolidation in the financial services industry that may adversely impact the number of customers and revenues in the future; The economic changes in the banking and financial services industries that apply to most of our customers could reduce the demand for our products and services; Management's backlog estimate which may not be accurate and may not generate the predicted revenues; A material weakness that management has identified in our internal control over financial reporting; Our possible exposure to unknown tax liabilities, which could adversely affect our financial condition and/or results of operations; Our stock price, which may be volatile; Our international operations; Rapid change and high competition in the software industry which may limit our ability to compete effectively; The offshore software development activities that we are engaged in, which may not be successful and which may put our intellectual property at risk; One of our most strategic products, BASE24-eps, which could prove to be unsuccessful in the market; Our announcement of the maturity of certain legacy retail payment products, which may result in decreased customer investment in our products, and the possibility that our strategy to migrate customers to our next generation products may be unsuccessful, which may adversely impact our business and financial condition; Our announcement of the maturity of certain legacy retail payment products, and customer migrations to our next generation products, may result in ratable or deferred recognition of certain revenue associated with the legacy retail payment products. Our future profitability's dependence on demand for our products and the possibility that lower demand in the future could adversely affect our business;

Forward Looking Statements The possibility that if we are unable to successfully perform under the terms of our alliance with IBM or our customers are not receptive to the alliance, then our business, financial condition and/or results of operations may be adversely affected; Our outsourcing agreement with IBM, which may not achieve the level of savings that we anticipate, and the many associated changes in systems and personnel being made, along with the increases in operational and control risk during transition, which may have an impact on the business and its financial condition; Undetected errors or other defects which may be contained in our software products which could damage our reputation with customers, decrease profitability and expose us to liability; Security breaches or computer viruses which could harm our business by disrupting delivery of services and damaging our reputation; Our products' and services' possible failure to comply with government regulations and industry standards to which our customers are subject, which could result in a loss of customers and decreased revenue; Our possible failure to comply with privacy regulations imposed on providers of services to financial institutions, which could result in harm to our business; System failures, which could delay or interrupt the products and services we provide to our customers, which could harm our business and reputation and result in the loss of customers; The possibility that we may be unable to protect our intellectual property and technology and could be subject to increasing litigation over our intellectual property rights; Future acquisitions and investments that could materially adversely affect our business; and The possibility that we may become involved in litigation that could materially adversely affect our business financial condition and/or results of operations.